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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2001

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
101 Park Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

(405) 280-7654
(Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountants.

    Ernst and Young LLP was previously the principal accountant for the Company. On December 14, 2001, that firm's appointment as principal accountant was terminated and Arthur Andersen LLP was engaged as principal accountant. The decision to change accountants was made because the Company believes it will be better served by an accounting firm having a larger number of accountants in its Oklahoma City office. The decision to change the Company's independent accountants was recommended by the Company's Audit Committee and approved by its Board of Directors.

    In connection with the audits of the two fiscal years ended August 31, 2000 and 2001, respectively, and during the subsequent interim periods preceding the decision to change independent accountants, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Ernst & Young LLP to make reference in connection with their opinion to the subject matter of the disagreement. Additionally, during the two most recent fiscal years ended August 31, 2000 and 2001, respectively, and during the subsequent interim period preceding the decision to change independent accountants, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

    The audit reports of Ernst & Young LLP on the Company's financial statements for the years ended August 31, 2000 and 2001, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

    During the Company's two fiscal years ended August 31, 2001, and the subsequent interim period preceding the decision to change independent accountants, the Company did not consult with Arthur Andersen LLP regarding any of the matters described in Regulation S-K, Item 304(a)(2)(i) or (ii).

    The Company has provided both Ernst & Young LLP and Arthur Andersen LLP with a copy of the disclosure contained in this Form 8-K. Ernst & Young LLP and Arthur Andersen LLP both agree with the Company as to the information contained in the disclosure. The required letter from Ernst & Young LLP to the Securities and Exchange Commission is attached as an exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibit 16. Letter dated December 18, 2001 from Ernst & Young LLP addressed to the Securities and Exchange Commission regarding change in certifying accountants.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
SONIC CORP.
Date: December 18, 2001	By:	/s/ W. SCOTT MCLAIN W. Scott McLain, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter dated December 18, 2001 from Ernst & Young LLP addressed to the Securities and Exchange Commission regarding change in certifying accountants.

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SIGNATURES
EXHIBIT INDEX